Exhibit 1

New York State Department of State
Division of Corporations, State Records and Uniform Commercial Code
One Commerce Plaza, 99 Washington Avenue
Albany, NY 12231
www.dos.ny.gov

CERTIFICATE OF INCORPORATION

OF

The BeBop Channel Corporation

Under Section 402 of the Business Corporation Law

FIRST: The name of the corporation is:
The BeBop Channel Corporation

SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD: The county, within this state, in which the office of the corporation is to be located is: NEW YORK

FOURTH: The corporation shall have authority to issue one class of shares consisting of 10,000,000 common shares with a par value of .0001.

FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against the corporation may be served. The address to which the Secretary of State shall mail a copy of any process accepted on behalf of the corporation is: % Registered Agents Inc. 90 State Street STE 700 Office 40, Albany, NY 12207

INCORPORATOR INFORMATION

Susan Veres
135 Portside Drive
Edgewater, NJ 07020

CERTIFICATE OF INCORPORATION

OF

The BeBop Channel Corporation

Under Section 402 of the Business Corporation Law

Filed by: Susan Veres

135 Portside Drive

Edgewater, NJ 07020

N. Y. S. DEPARTMENT OF STATE

DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231- 0001

RECEIPT

ENTITY NAME: THE BEBOP CHANNEL CORPORATION

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS)

FILED: 06/11/2019    DURATION: ********* CASH#: 190611000346 FILM #:

FILER:

SUSAN VERES

135 PORTSIDE DRIVE

EDGEWATER, NJ 07020

ADDRESS FOR PROCESS:

REGISTERED AGENT:

SERVICE COMPANY: ** NO SERVICE COMPANY **	SERVICE CODE: 00

FEES	25.00	PAYMENTS	25.00
FILING	0.00	CASH	0.00
TAX	0.00	CHECK	0.00
CERT	0.00	CHARGE	25.00
COPIES	0.00	DRAWDOWN	0.00
HANDLING	25.00	OPAL	0.00
		REFUND	0.00

DOS-1025 (04/2007)